Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"NIGHTINGALE, INC.", A UTAH CORPORATION,

WITH AND INTO "NIGHTINGALE, INC." UNDER THE NAME OF "NIGHTINGALE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF JUNE, A.D. 2014, AT 2:08 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE — DELAWARE — 1776 — 1976

Jeffrey W. Bullock, Secretary of State

5530685 8100M

140841056

AUTHENTICATION: 1454903

DATE: 06-16-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 06/16/2014
FILED 02:08 PM 06/16/2014
SRV 140841056 - 5530685 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING

NIGHTINGALE, INC.
(A UTAH CORPORATION)

WITH AND INTO

NIGHTINGALE, INC.
(A DELAWARE CORPORATION)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Nightingale, Inc., a corporation organized and existing under the laws of the State of Utah (the "Parent" or the "Utah Corporation")

DOES HEREBY CERTIFY

FIRST: That it was incorporated on October 8, 1987 pursuant to the provisions of the Revised Business Corporation Act of the State of Utah, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of the State of Utah.

SECOND: That Nightingale, Inc., a Delaware corporation was incorporated on the 8th day of May, 2014 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Subsidiary" or "Nightingale-Delaware").

THIRD: The Parent owns all of the issued and outstanding shares of the capital stock of the Subsidiary.

FOURTH: The Parent, by the following resolutions duly adopted by its Board of Directors by unanimous written consent of the members thereof on April 23, 2014, determined to merge the Parent with and into the Subsidiary, and did adopt the following resolutions:

WHEREAS, management and the Board of Directors of the Utah Corporation have been considering the merger (the "Merger") of the Company with and into its wholly owned subsidiary, Nightingale, Inc., a Delaware corporation ("Nightingale-Delaware") which shall be created for the sole purpose of reincorporating the Utah Corporation from the State of Utah to the State of Delaware:

WHEREAS, an Agreement and Plan of Merger (the "Plan of Merger') providing for the merger of the Parent with and into Nightingale-Delaware, with Nightingale-Delaware being the resulting or surviving corporation following the consummation of the Merger, has been presented to the Board of Directors and the terms and conditions of which have been discussed and considered by the Board of Directors; and

WHEREAS, the Plan of Merger was presented to the Board of Directors, and upon review, the Board of Directors has determined that the merger as set forth in the Plan of Merger is in the best interests of the Parent and its shareholders.

NOW, THEREFORE, be it unanimously

RESOLVED, that the Board of Directors has concluded, on the basis of several factors and after careful consideration, of such information as the Board of Directors has deemed relevant that the Plan of Merger, in the form presented and attached as Exhibit A to this consent should be, and hereby is, adopted, approved, confirmed and ratified:

RESOLVED, that the Vice President and any other appropriate officers of the Utah Corporation are hereby authorized to make such changes, insertions therein and deletions therefrom that do not substantially change the terms thereof as the executing officer, in the exercise of his best judgment and discretion and with the advice of counsel and other advisors, may approve:

RESOLVED, that the Vice President and any other appropriate officers of the Parent are hereby authorized and directed to take and perform such steps and acts, and to execute such documents, as they, in the exercise of their best judgment and discretion, deem appropriate to perform those obligations and meet those conditions under the Plan of Merger which the Utah Corporation is required to perform or meet, and to effect the Merger as described in the Plan of Merger: and it is further

RESOLVED, that the Vice President and any other appropriate officers of the Parent are hereby authorized and directed to cause any notice required by federal or state securities laws to be prepared and filed on behalf of the Utah Corporation with the appropriate securities regulatory agency.

FIFTH: The Subsidiary, Nightingale-Delaware, shall be the surviving corporation of the Merger.

SIXTH: The Merger has been adopted and approved by the Parent in accordance with the laws of the State of Utah and was duly adopted and approved and authorized by the Subsidiary by all action required by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parent and Subsidiary have caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 11th day of June, 2014.

NIGHTINGALE, INC.
a Utah corporation

By: ______________________
Mark A. Scharmann
Vice President

NIGHTINGALE, INC.
a Delaware corporation

By: ______________________
Mark A. Scharmann
Vice President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

OF

NIGHTINGALE, INC.
(a Utah Corporation)

WITH AND INTO

NIGHTINGALE, INC.
(a Delaware Corporation)

This **AGREEMENT AND PLAN OF MERGER** (the "Agreement"), dated as of April 29, 2014, by and between Nightingale, Inc., a Utah corporation ("Nightingale-Utah"), and its wholly-owned subsidiary, Nightingale, Inc., a Delaware corporation ("Nightingale-Delaware"), is made with respect to the following facts.

RECITALS

A. Nightingale-Utah is a corporation duly organized and existing under the laws of the State of Utah with an authorized aggregate capital of 100,000,000 shares of common stock $.001 par value. At the effective date of the Merger, it is anticipated that Nightingale-Utah will have an authorized aggregate capital of 175,000,000 shares of common stock, $.001 par value and 25,000,000 shares of preferred stock, $0.001 par value.

B. Nightingale-Delaware is a corporation duly organized and existing under the laws of the State of Delaware with an authorized aggregate capital of 175,000,000 shares of common stock, $.001 par value of which 100 shares were duly issued to Nightingale-Utah and are now outstanding and 25,000,000 shares of preferred stock, $.001 par value, of which no shares have been issued.

C. The board of directors for Nightingale-Utah (the sole shareholder of Nightingale-Delaware) and the board of directors of Nightingale-Delaware have determined that, for purposes of effecting the reincorporation of Nightingale-Utah in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that Nightingale-Utah merge with and into Nightingale-Delaware so that Nightingale-Delaware is the surviving corporation on the terms provided herein (the "Merger").

NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows.

ARTICLE I
THE MERGER

1.1 ***The Merger; Surviving Corporation.*** Subject to the terms and conditions set forth in this Agreement, at the Effective Date (as defined in Section 1.5 below), Nightingale-Utah shall be merged with and into Nightingale-Delaware, subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the applicable provisions of the Utah Revised Business Corporation

Act (the "URBCA"), and the separate existence of Nightingale-Utah shall cease. Nightingale-Delaware shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

1.2 *Constituent Corporations.* The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

(a) Nightingale-Utah: Nightingale, Inc., a corporation organized under and governed by the laws of the State of Utah with an address of 1661 Lakeview Circle, Ogden, UT 84403; and

(b) Nightingale-Delaware: Nightingale, Inc., a corporation organized under and governed by the laws of the State of Delaware with an address of 1661 Lakeview Circle, Ogden, UT 84403.

1.3 *Surviving Corporation.* Nightingale, Inc., a corporation organized under the laws of the State of Delaware, shall be the Surviving Corporation of the Merger.

1.4 *Address of Principal Office of the Surviving Corporation.* The address of Nightingale-Delaware, as the Surviving Corporation, shall be 1661 Lakeview Circle, Ogden, UT 84403.

1.5 *Effective Date.* The Merger shall become effective (the "Effective Date"), on the date upon which the last to occur of the following shall have been completed:

(a) This Agreement and the Merger shall each have been adopted and recommended to the stockholders of Nightingale-Utah by the board of directors of Nightingale-Utah and approved by a majority of the voting power of the outstanding stock of Nightingale-Utah entitled to vote thereon, in accordance with the requirements of the URBCA;

(b) This Agreement and the Merger shall each have been adopted by the board of directors of Nightingale-Delaware in accordance with the requirements of the DGCL;

(c) An executed Articles of Merger (the "Articles of Merger") shall have been filed with the Division of Corporations and Commercial Code, Department of Commerce, State of Utah; and

(d) An executed Certificate of Ownership and Merger (the "Certificate of Merger") or an executed counterpart to this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

1.6 *Effect of the Merger.* The effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the DGCL and the URBCA. Without limiting the foregoing, from and after the Effective Date, all the property, rights, privileges, powers and franchises of Nightingale-Utah, including without limitation, the title to all real estate and other property, or any interest therein, and any rights privileges, powers and franchises, both public and private, owned by Nightingale-Utah, without reversion or impairment and without further act or deed, shall vest in Nightingale-Delaware, as the Surviving Corporation, and all debts, liabilities and duties of Nightingale-Utah shall become the debts, liabilities and duties of Nightingale-Delaware, as the Surviving Corporation.

1.7 *Certificate of Incorporation; Bylaws.*

(a) From and after the Effective Date, the Certificate of Incorporation of Nightingale-Delaware shall be the Certificate of Incorporation of the Surviving Corporation.

(b) From and after the Effective Date, the Bylaws of Nightingale-Delaware as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

1.8 ***Officers and Directors.*** The officers of Nightingale-Utah immediately prior to the Effective Date shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of Nightingale-Utah immediately prior to the Effective Date shall continue as directors of the Surviving Corporation and shall remain as directors until their successors are duly elected and qualified or their prior resignation, removal or death.

ARTICLE 11
CONVERSION OF SHARES

2.1 ***Conversion of Common Stock of Nightingale-Utah.*** At the Effective Date, by virtue of the Merger, and without any action on part of the holders of any outstanding shares of Nightingale-Utah:

(a) each share of common stock of Nightingale-Utah, par value of $.001 per share, issued and outstanding immediately prior to the Effective Date shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of common stock, par value $.001, of Nightingale-Delaware's common stock, $.001 par value per share (the "Common Stock"); and

(b) the one hundred shares of Nightingale-Delaware common stock owned by Nightingale-Utah shall be canceled at the Effective Date.

2.2 *Nightingale-Utah Options, Stock Purchase Rights, Convertible Securities.*

(a) From and after the Effective Date, the Surviving Corporation shall assume the obligations of Nightingale-Utah under any options, warrants or convertible debt. Each outstanding and unexercised option, other right to purchase, or security convertible into or exercisable for, "Nightingale-Utah common stock (a "Right") shall become, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock, on the basis of one share of the Surviving Corporation's Common Stock for each one share of Nightingale-Utah common stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Nightingale-Utah Right from and after the Effective Date. This paragraph 2.2(a) shall not apply to currently issued and outstanding Nightingale-Utah common stock. Such common stock is subject to paragraph 2.1 hereof.

(b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of Nightingale-Utah common stock so reserved immediately prior to the Effective Date,

2.3 *Certificates.* At and after the Effective Date, all of the outstanding certificates that immediately prior thereto represented shares of common stock, options, warrants or other securities of

Nightingale-Utah shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective common stock, options, warrants or other securities of Nightingale-Delaware, as the case may be, into which the shares of common stock, options, warrants or other securities of Nightingale-Utah represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of common stock, options, warrants or other securities of Nightingale-Delaware, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1 ***Transfer, Conveyance and Assumption.*** At the Effective Date, Nightingale-Delaware shall continue in existence as the Surviving Corporation, and without further action on the part of Nightingale-Utah or Nightingale-Delaware, succeed to and possess all the rights, privileges and powers of Nightingale-Utah, and all the assets and property of whatever kind and character of Nightingale-Utah shall vest in Nightingale-Delaware without further act or deed. Thereafter, Nightingale-Delaware, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Nightingale-Utah, and any claim or judgment against Nightingale-Utah may be enforced against Nightingale-Delaware as the Surviving Corporation, in accordance with Section 259 of the DGCL.

3.2 ***Further Assurances.*** If at any time Nightingale-Delaware shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of Nightingale-Utah, or otherwise to carry out the provisions hereof, officers of Nightingale-Utah as of the Effective Date shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in Nightingale-Delaware and otherwise to carry out the provisions hereof.

ARTICLE IV
FURTHER ACTIONS

4.1 ***Additional Documents.*** At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

ARTICLE V
CONDITIONS TO THE MERGER

The obligation of Nightingale-Delaware and of Nightingale-Utah to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

5.1 ***No Statute, Rule or Regulation Affecting.*** At the Effective Date, there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

5.2 ***Approval of Shareholders.*** Consummation of the Merger shall be subject to the approval of the shareholders of Nightingale-Utah and Nightingale-Delaware in accordance with the URBCA and DGCL, respectively.

5.3 ***Satisfaction of Conditions.*** All other conditions to the Merger set forth herein shall have been satisfied,

ARTICLE VI
TERMINATION; AMENDMENT; WAIVER

6.1 ***Termination,*** This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, by mutual consent of the Board of Directors of Nightingale-Delaware and the Board of Directors of Nightingale-Utah.

6.2 ***Amendment.*** The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that any such amendment must first be approved by the Board of Directors of Nightingale-Utah provided that an amendment made subsequent to the approval of the Merger by the shareholders of either of the parties hereto shall not (a) change the amount or kind of shares, securities, property or rights to be received in exchange for or conversion of all of any of the shares of the parties hereto, (b) change any term of the certificate of incorporation of Nightingale-Delaware, or (c) change any terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

6.3 ***Waiver.*** At any time prior to the Effective Date, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

ARTICLE VII
MISCELLANEOUS

7.1 ***Expenses.*** If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid by Nightingale-Delaware.

7.2 ***Non-Assignability.*** This Agreement shall not be assignable by any of the parties hereto.

7.3 ***Entire Agreement.*** This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

7.4 ***Governing Law.*** This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

7.5 ***Headings.*** The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof,

7.6 ***Gender; Number.*** All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

7.7 ***Severability.*** The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, effective as of the date set forth in the introductory paragraph of this Agreement.

NIGHTINGALE, INC.
a Utah corporation

By: _________________________
Mark A. Scharmann
Vice President

NIGHTINGALE, INC.
a Delaware corporation

By: _________________________
Mark A. Scharmann
Vice President

4836-9511-9642, v. 1